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                                  Exhibit 21.1
                                Net2Phone, Inc.
                                  Subsidiaries

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
Name                                                     State (or Jurisdiction) of Organization
----                                                     ---------------------------------------
Net2Phone Global Servicos de Comunicacoes, S.A.          Madeira, Portugal
Sprewell Consultadorio e Projectos, Lda                  Madeira, Portugal
Net2Phone Global SP z.o.o.                               Poland
Net2Phone MEA Ltd.                                       Israel
Aplio, Ltd.                                              Israel
Aplio, S.A.                                              France
Aplio, Inc.                                              California
Allia B.V.                                               Netherlands
Net2Phone Japan, K.K.                                    Japan
Net2Phone Email, Inc.                                    New Jersey
Adir Technologies, Inc.                                  Delaware
NetSpeak Corporation                                     Florida
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